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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Force Protection, Inc.
Ladson, South Carolina

        We hereby consent to the inclusion in the annual report of Force Protection, Inc. on Form 10K for the year ended December, 2007, of our report dated June 5, 2007 regarding the consolidated financial statements of Force Protection, Inc. as of and for the years ended December 31, 2006 and 2005.

/s/ Jasper + Hall, PC
Denver, Colorado
September 13, 2008

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  Exhibit 23.2